                                                                   EXHIBIT 10.16
December 1, 1993

Mr. Joel O. Holliday
Vice President
Finance & Administration
Applied Micro Circuits Corp.
6195 Lusk Boulevard
San Diego, CA  92121-2793

Re:  Patent License for Fiber Channel Standard dated as of March 1, 1991

Dear Mr. Holliday:

In response to the request in your letter of November 17, IBM proposes to amend the referenced agreement between AMCC and IBM to add to the definition of Licensed Patents therein, US Patents Nos. [ * ] and [ * ] . Further,
Section 6 Payments will be amended to recite the one-time payable fee for the
          --------
grant of rights under these two (2) additional patents.

I will also take this opportunity to update the address to which any notices or requests for patent license matter should be sent to IBM. For these purposes, the following amendment is proposed:

In Section 1.1, insert after "U.S. Patent No. [ * ]," the following phrase, "U.S. Patent No. [ * ] and U.S. Patent No. [ * ],";

In Section 6.1, substitute for the phrase "[ * ]," the phrase "[ * ] has been paid by LICENSEE and received by IBM at execution of this Agreement." "Such sum" shall be replaced by "The balance of [ * ]" and "Agreement" shall be replaced by "amendment."; and

In Section 9.1.1, replace "2000 Purchase Street" and "Purchase, New York 10577" with "P.O. Box 10501" and "Stamford, Connecticut 06904-2501."

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Applied Micro Circuits Corporation
Patent License Agreement of March 1, 1991
Amendment 1
Page 2


If you concur with this proposed amendment, please indicate such concurrence by signing both copies of this letter. Please return one such signed copy to me along with the check for [ * ] made payable to "IBM Corporation."

Sincerely,


John W. Lowe
Program Manager, Licensing



For Applied Micro Circuits Corporation:



Signature /s/ Joel O. Holiday
          ------------------------------------

Name (Print)   Joel O. Holiday
             ---------------------------------

Title  V.P.
      ----------------------------------------

Date   12/20/93
     -----------------------------------------

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     AGREEMENT dated as of March 1, 1991 between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (hereinafter called IBM), and APPLIED MICRO CIRCUITS CORPORATION, a California corporation (hereinafter called LICENSEE).

     IBM has the right to license others under certain U.S. and non-U.S. patent rights, and LICENSEE desires to acquire a [ * ] license under such patent rights, for use in respect of Products (as hereafter defined) which conform to any interim or to the final specification for the FC-1 protocol of the Fiber Channel Standard promulgated by the American National Standards Institute (hereinafter "ANSI");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, IBM and LICENSEE agree as follows:

     Section 1.  Definitions
                 -----------

            1.1 "Licensed Patents" shall mean U.S. Patent No. [ * ], any and all non-U.S. counterparts thereof and any and all patents related to any of the foregoing as a division, continuation, reissue or extension.

            1.2 "Product" shall mean any instrumentality or aggregate of instrumentalities primarily designed to implement or otherwise conform to any interim or to the final specification of the FC-l protocol for the Fiber Channel Standard promulgated by ANSI, or any revision of such final specification as may be promulgated, from time to time, by ANSI.

     Section 2.  License
                 -------

            2.1 IBM hereby grants to LICENSEE and its majority-owned subsidiaries a [ * ] license under the Licensed Patents to make, have made, use, lease, sell and/or otherwise transfer Products.

            2.2 No license is granted to LICENSEE by IBM, either directly or by implication, estoppel or otherwise;

                 2.2.1  under any patents other than the Licensed Patents.

                 2.2.2 with respect to any item other than Products, notwithstanding that such other item may incorporate Products;

                 2.2.3 for the combination of Products with any other items, including other items provided by LICENSEE; or

                 2.2.4  for the use of any combination set forth in
Section 2.2.3.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Section 3.  Immunity
            --------

            3.1 IBM, on behalf of itself and its majority-owned subsidiaries, hereby grants to end users of Products manufactured, leased, sold or otherwise transferred by LICENSEE or any of its sublicensed majority-owned subsidiaries, a royalty-free immunity from suit with respect to any claim of a Licensed Patent only to use such Products.

Section 4.  Release
            -------

            4.1 IBM hereby irrevocably releases LICENSEE and its subsidiaries which are majority-owned subsidiaries as of the date of this Agreement, and its and their respective customers, mediate and immediate, of and from any and all claims of infringement of the Licensed Patents, which claims have been or might have been made by IBM before the date of this Agreement with respect to any Products made, used, leased, sold or otherwise transferred by or for LICENSEE or any of its majority-owned subsidiaries and which would have been licensed had the same been made, used, leased, sold and/or otherwise transferred or practiced after the date of this Agreement.

Section 5.  Term
            ----

            5.1 The term of this Agreement shall be from the date first written above until the expiration of the last to expire of the Licensed Patents.

Section 6.  Payments
            --------

            6.1 As full consideration for the license, immunity and release granted hereunder, LICENSEE shall pay to IBM the total sum of [ * ] dollars
[ * ]. Such sum shall become due upon the signing of this Agreement by both parties, and shall be rendered by cashier's check, made payable to "IBM Corporation".

Section 7.  Option
            ------

            7.1 LICENSEE, on behalf of itself and its majority-owned subsidiaries, hereby grants to IBM an option to acquire a [ * ] license under any patent(s) which LICENSEE or any of such subsidiaries has a right to license during the term of this Agreement and which claims an invention required by IBM to make, use and sell Products. Such license shall be of the [ * ] and on [ * ]. However, if LICENSEE has [ * ].

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Section 8.  Warrant
            -------

            8.1 IBM represents and warrants that it has the full right and power to grant the license set forth in Section 2, the immunity set forth in
Section 3, and the release set forth in Section 5, with respect to Licensed Patents.

            8.2 IBM represents and warrants that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of any license, immunity or release granted hereunder or with any other provision of this Agreement.

            8.3 IBM makes no other representations or warranties, express or implied, nor does IBM assume any liability in respect of any infringement of any patents or other rights of third parties arising from the operation of LICENSEE and/or any of its customers under the license and/or immunity herein granted.

Section 9.  Payments and Other Communications
            ---------------------------------

            9.1 Any payment or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by registered or certified mail, postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice given to the other party:

                 9.1.1  In the case of IBM,

                        IBM Director of Commercial Relations
                        International Business Machines Corporation
                        2000 Purchase Street
                        Purchase, New York  10577

                 9.1.2  In the case of LICENSEE,

                        Vice President, Corporate Planning
                        Applied Micro Circuits Corporation
                        6195 Lusk Boulevard
                        San Diego, California  92121-1792

Section 10.  Assignments
             -----------

             10.1 LICENSEE shall not have the right, without prior written approval of IBM, to assign any license or right granted hereunder. Any such attempted assignment shall be null and void.

             10.2 IBM shall not assign any of the Licensed Patents unless such assignment is made subject to the terms and conditions of this Agreement. Any attempted assignment in derogation of any of such terms and conditions shall be null and void.

Section 11.  Applicable Law
             --------------

             11.1 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York.

Section 12.  Know-How and Trade Secrets
             --------------------------

             12.1 No license or other right is granted herein to either party, directly or by implication, estoppel or otherwise, with respect to any trade secrets or know-how, and no such license or other right shall arise from the consummation of this Agreement or from any acts, statements or dealings leading to such consummation. In addition, neither party is required hereunder to furnish or disclose to the other any technical or other information whatsoever.

Section 13.  Miscellaneous
             -------------

             13.1  Nothing contained in this Agreement shall be construed as:

                   13.1.1 a warranty or representation by IBM as to the validity or scope of any of the Licensed Patents;

                   13.1.2 a warranty or representation by IBM that any manufacture, use, lease, sale and/or transfer and/or practice of any invention disclosed and/or claimed in any of the Licensed Patents will be free from infringement of any patent(s) other than the Licensed Patents;

                   13.1.3 a warranty or representation by IBM as to the technical or commercial viability of any invention(s), or any embodiment(s) thereof, described and/or claimed in any of the Licensed Patents;

                   13.1.4 imposing on LICENSEE any obligation, or conferring on LICENSEE any right, to institute any action or suit against a third party for infringement or to defend any action or suit brought by a third party which challenges or concerns the validity of any of the Licensed Patents;

                   13.1.5 restricting the right of LICENSEE or any of its subsidiaries to make, have made, use, have used, lease, sell and/or to transfer any machine, manufacture or composition of matter and/or to practice any process not herein licensed;

                   13.1.6 conferring any license or right with respect to any trademark, trade or brand name, the corporate name or other designation (including the contraction or simulation of any of the foregoing) of either party or any of its subsidiaries; and each party hereto agrees not to use the existence of this Agreement or the rights granted hereunder in any promotional activity without the express written approval of the other party;

                   13.1.7 prohibiting IBM from licensing any third party under one or more of the Licensed Patents.

             13.2 IBM shall have no obligation hereunder to institute any action or suit against a third party for infringement of any of the Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of the Licensed Patents.

             13.3 This Agreement will not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party, in which event it shall be effective as of the date first written above. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid. This Agreement sets forth the entire agreement and understanding between the parties with respect to the Licensed Patents and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the Licensed Patents other than as expressly provided herein or as duly set forth on, or subsequent to, the date hereof in writing and signed by the party bound thereby or its duly authorized representative.

             13.4 If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired thereby.

            13.5 The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on their behalf as of the date first above written.

APPLIED MICRO CIRCUITS                INTERNATIONAL BUSINESS
CORPORATION                           MACHINES CORPORATION



By  /s/ Laurence H. Marty             By  /s/ H. G. Figueroa
   ------------------------------        --------------------------------
                                            H. G. Figueroa
                                            Vice President
Name  Laurence H. Marty
     ----------------------------

Title   VP Corporate Planning
      ---------------------------